SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 2, 2006

                          RIVIERA HOLDINGS CORPORATION
             (exact name of registrant as specified in its charter)


    Nevada                  000-21430                         88-0296885
(State of                  (Commission                      (IRS Employer
Incorporation)             File Number)                    Identification No.)


2901 Las Vegas Boulevard
Las Vegas, Nevada                                                 89109
(Address of principal office)                                  (Zip code)

Registrant's Telephone number,                               (702) 794-9527
    including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Section 8 - Other Events
Item 8.01. Other Events


     On December 22, 2005, Mr. William L. Westerman, our Chief Executive Officer, entered into an agreement with a group of buyers for the sale of 1.0 million of his shares of Riviera stock at $15.00 per share and the possibility of the sale of his remaining approximately 1.1 million shares to them at that same price. On January 8, 2006, the sale of the 1 million shares was consummated, which resulted in those shares becoming "restricted securities" under Rule 144 of the Securities and Exchange Commission. In connection with that agreement, it was publicly reported in Schedule 13Ds filed with the Securities and Exchange Commission that the buyers intended to commence negotiations with Riviera to acquire the company at a price of not less than $15.00 per share. On March 2, 2006, discussions between the Special Committee of Riviera's Board of Directors and the buyers of Mr. Westerman's shares, concerning their possible acquisition of Riviera, terminated due to the buyers' and our Special Committee's did not reach agreement on the acquisition price.
Section 9 - Financial Statements and Exhibits Item 9.01 Financial Statements and Exhibits





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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2006                          RIVIERA HOLDINGS CORPORATION


                                                By: /s/ Duane Krohn
                                                Treasurer and CFO